Exhibit 5.9

LIONEL SAWYER & COLLINS

SAMUEL S. LIONEL

GRANT SAWYER

    (1918-1996)

JON R. COLLINS

    (1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

ROBERT D. FAISS

A. WILLIAM MAUPIN

DAVID N. FREDERICK

RODNEY M. JEAN

TODD TOUTON

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

COLLEEN A. DOLAN

JENNIFER A. SMITH

DAN R. REASER

PAUL E. LARSEN

ALLEN J. WILT

LYNN S. FULSTONE

RORY J. REID

DAN C. McGUIRE

JOHN E. DAWSON

FRED D. “PETE” GIBSON, III

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

LAURA J. THALACKER

DOREEN SPEARS HARTWELL

LAURA K. GRANIER

MAXIMILIANO D. COUVILLIER III

ERIN FLYNN

JENNIFER ROBERTS

MARK A. CLAYTON

MATTHEW R. POLICASTRO

CHRISTOPHER MATHEWS

ATTORNEYS AT LAW 300 SOUTH FOURTH STREET SUITE 1700 LAS VEGAS, NEVADA 89101 (702) 383-8888 _ FAX (702) 383-8845 lsc@lionelsawyer.com www.lionelsawyer.com

MEREDITH L. MARKWELL

RICHARD T. CUNNINGHAM

JENNIFER J. DiMARZIO

PEARL L. GALLAGHER

LUCAS J. TUCKER

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

KETAN D. BHIRUD

ROBERT W. HERNQUIST

COURTNEY MILLER O’MARA

BRIAN H. SCHUSTERMAN

MOHAMED A. IQBAL, JR.

MARK J. GARDBERG

JAMES B. GIBSON

GREG J. CARLSON

JOHN D. TENNERT

MARLA J. DaVEE

STEVEN C. ANDERSON

RYAN A. ANDERSEN

KATHERINE L. HOFFMAN

VAR LORDAHL, JR.

PHILLIP C. THOMPSON

AMY L. BAKER

JORDAN A. DAVIS

August 28, 2012	OF COUNSEL RICHARD J. MORGAN* ELLEN WHITTEMORE *ADMITTED IN CA ONLY WRITER’S DIRECT DIAL NUMBER (702) @lionelsawyer.com

DaVita Inc.

2000 16th Street

Denver, CO 80202

Re:	$1,250,000,000, 5.750% Senior Notes due 2022

Ladies and Gentlemen:

We are special Nevada counsel to DaVita Inc., a Delaware corporation (“DaVita”), of $1,250,000,000, 5.750% Senior Notes due 2022 (the “Notes”) under an indenture dated as of August 28, 2012 (the “Indenture”), among DaVita, the subsidiary guarantors named therein, including, without limitation, DVA Healthcare Renal Care, Inc., a Nevada corporation (the “Subsidiary,” and together with the other subsidiary guarantors, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), and the issuance by the Guarantors of the related guarantees of the Notes (the “Guarantees”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

We have examined and relied upon:

1.	the Indenture;

2.	the Notes;

3.	the Guarantees of the Subsidiary in the form of Article Eleven of the Indenture;

4.	Articles of Incorporation of the Subsidiary certified by the Nevada Secretary of State (the “Subsidiary Articles of Incorporation”);

5.	Good Standing Certificates of the Subsidiary certified by the Nevada Secretary of State;

RENO OFFICE: 50 WEST LIBERTY STREET, SUITE 1100 • RENO, NEVADA 89501 • (775) 788-8666 • FAX (775) 788-8682

CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 841-2115 • FAX (775) 841-2119

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

DaVita Inc.

August 28, 2012

6.	Resolutions of the Board of Directors of the Subsidiary certified by an officer of the Subsidiary;

7.	Bylaws of the Subsidiary certified by an officer of the Subsidiary (the “Subsidiary Bylaws”); and

8.	a certificate of an officer of the Subsidiary.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

As used herein, the phrase “the best of our knowledge” means only such actual knowledge as we have obtained from consultation with attorneys presently in our firm whom we have determined are likely, in the ordinary course of their respective duties, to have knowledge of the matters covered by such opinions. Except as expressly provided otherwise herein, we have not conducted any other investigation or review in connection with the opinions rendered herein, including without limitation a review of any of our files or the files of the Subsidiary.

We have also assumed (a) that the Indenture and the Guarantees (the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Subsidiary; (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Subsidiary, enforceable against each of them in accordance with their respective terms; and (c) the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, or (ii) violations of statutes, rules and regulations or court or governmental orders.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1. The Subsidiary is a Nevada corporation validly existing and in good standing under the laws of Nevada.

2. The Subsidiary has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantees.

3. The Indenture has been duly authorized, executed and delivered by the Subsidiary and the Guarantee executed by such Subsidiary has been duly authorized, executed and delivered by such Subsidiary.

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

DaVita Inc.

August 28, 2012

This letter is limited to the laws of the State of Nevada. We express no opinion and make no statement as to the laws, rules or regulations of any other jurisdiction or any state securities or blue sky laws.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (a) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (b) such Instrument has been duly authorized, executed and delivered by each party thereto, and (c) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no such assumption insofar as any of the foregoing matters relate to the Subsidiary and is expressly covered by our opinion set forth in paragraphs 1 and 3 above.

We hereby consent to the filing of this opinion letter as an exhibit to DaVita’s Current Report, the Form 8-K filed on August 28, 2012, and to all references to our firm included in or made a part of DaVita’s Registration Statement on Form S-3 under the Act, filed with the Securities and Exchange Commission Form S-3 filed with the SEC on August 13, 2012 with File No. 333- 183285. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ LIONEL SAWYER & COLLINS

LIONEL SAWYER & COLLINS